Exhibit 99.1

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Electronic Voting instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy you may choose one of the two voting methods outlined below to vote your prow

VALIDATION DETAILS ARE LOCATED BELOW IN THE TIRE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 am., PT, on”“. 2011.

Vote by Internet

Log on to the Internet and go to www.Investorvote.com/ENW

Follow the steps outlined on the secured Website.

Vote by telephone

Using a black Ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Call toll free 1-800-652-VOTE (6683) within the USA, US territories & Canada any lime on a touch tone telephone. There is NO CHARGE to you for the cat. Follow the instructions provided by the recorded message.

Special Meeting Proxy Card - (1234 5678 9012 345)

V IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V

fl Proposals — The Board of Directors recommends a vote FQR Proposals I and 2.

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1. To consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2011

(as it may be amended from time to time prior to the date hereof, the ‘merger agreement’), by and ameng GigOptix Inc. a Delaware corporation, Aede Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of GigOptix Inc., and Endwave, a copy of which Is attached as Annex A to the proxy statement prospectus accompanying this notice.

For Against Abstain

DOD

2. To consider and vote upon the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are en Insufficient number of votes at the time of such adjournment to adopt the merger agreement.

For Against Abstain

ODD

O Non-Voting items

Change of Address — Please print new address below.

S Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mnVdd’) — Please print date below. Signature I — Please keep signature within the box.

H I

Signature 2— Please keep signature within the box.

J N T MR A SAMPLE THIS AREAS SET UP TO ACCOMMODATE

I4OCHWCTSRS) MR A SAMPLE SO MR A SAMPLE AND

MR A SAMPLE MD MR ASAMPLE

endwave

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IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT LINE SACKPACK

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DESIGNATION (IF AN

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1122691

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OIAGDE

V IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V

endwave®

Proxy — ENDWAVE CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For The Special Meeting of Stockholders

To be held ”“, 2011

The undersigned hereby appoints John J. Mikulsky end Curt R Sacks, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to Vote all of the shares of stock of Endwave Corporation, which the undersigned may be entitled to Vote at the Special Meeting of Stockholders of Endwave Corporation to be held at the corporate headquarters of Endwave Corporation at 130 Baytech Drive, San Jose, California, on ‘.2011 at a. a.m. (PT), and at any and all postponements, continuations and adjournments thereof with all powers that the Undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following Instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL I AND FOR PROPOSAL 2, AS MORE

SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN

ACCORDANCE THEREWITH.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE

UNITED STATES.

(continued on reverse side)

endwave®

IIIII 1111111 I III!) MII 11111 WII 11111 III) IIII III B!

IMPORTANT SPECIAI. MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

V PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V

fl Proposals — The Board of Directors recommends a vote FR Proposals I and 2.

+

I. To consider and vote upon the proposal to adopt the Agreement and Plan or Merger, dated as of February 4,2011 (as it may be amended from time to time prior to the date hereof, the ‘merger agreement’), by and among Gigoptix, Inc., a Delaware corporation, Aerie Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of GigOptix, Inc., and Endwave, a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice.

For Against Abstain

DOD

2. To consider and vote upon the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are an insufficient number of votes at the time of such adjoumment to adopt the merger agreement.

For Against Abstain

ODD

Q Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactiy as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, Irustee, guardian, or custodian, please give full title.

Date (mm!ddy) — Please print date below.

Signature 1 — Please keep signature within the box.

H

Signature 2— Please keep signature within the box.

a

1UPX 1122692

+

olAcco

V PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V

endwave

Proxy — ENDWAVE CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For The Special Meeting of Stockholders

To be held ““, 2011

The undersigned hereby appoints John J. Mikulsky and Curt R Sacks, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Endwave Corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Endwave Corporation lobe held at the corporate headquarters of Endwave Corporation at 130 Baytech Drive, San Jose, California, on ”’,2011 at am. (PT), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL I AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH,

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

(continued on reverse side)